EXHIBIT 4.02

NEGATIVE PLEDGE AGREEMENT

October 28, 2010

The undersigned do hereby each certify that:

SECTION 12: This Negative Pledge Agreement is furnished pursuant to that Second Amended and Restated Credit Agreement dated as of the date hereof, (the “Credit Agreement”) by and among Napco Security Technologies, Inc. (the “Borrower”), the Guarantors (as defined in the Credit Agreement), the Lenders parties thereto and HSBC Bank USA, National Association as Administrative Agent and Collateral Agent.

SECTION 13: In consideration of the financial accommodations made available under the Credit Agreement, the undersigned hereby represent and agree as follows:

13.1. As subsidiaries or affiliates of the Borrower, the undersigned expect to derive direct and substantial financial advantage from the Borrower's entry into the Credit Agreement.

13.2. Not to create, incur, assume, or suffer to exist any mortgage, security interest, lien or encumbrance on any of their respective assets (whether personal property, fixtures or real property) now owned or hereafter acquired.

SECTION 14: This Negative Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original.  Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument.  The joint and several liability of each of the undersigned who executes such counterpart of this Negative Pledge Agreement shall be unaffected by failure of any other of the undersigned to execute this Negative Pledge Agreement or any counterpart.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the date set forth above.

NAPCO/ALARM LOCK GRUPO INTERNATIONAL, S.A. (DR) f/k/a NSS Caribe SA By:/s/KEVIN S. BUCHEL Name: KEVIN S. BUCHEL Title: SENIOR VICE PRESIDENT

NAPCO/ALARM LOCK EXPORTADORA, S.A. By:/s/KEVIN S. BUCHEL Name: KEVIN S. BUCHEL Title: SENIOR VICE PRESIDENT

NAPCO GROUP EUROPE LIMITED By:/s/KEVIN S. BUCHEL Name: KEVIN S. BUCHEL Title: SENIOR VICE PRESIDENT

NAPCO DR, SA By:/s/KEVIN S. BUCHEL Name: KEVIN S. BUCHEL Title: SENIOR VICE PRESIDENT

NAPCO AMERICAS By:/s/KEVIN S. BUCHEL Name: KEVIN S. BUCHEL Title: SENIOR VICE PRESIDENT

NAPCO GULF SECURITY GROUP, LLC By:/s/KEVIN S. BUCHEL Name: KEVIN S. BUCHEL Title: SENIOR VICE PRESIDENT

State of New York, County of New York, ss:

On the 28th day of October, in the year 2010, before me the undersigned, personally appeared KEVIN S. BUCHEL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

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Notary Public